EXHIBIT 99.(d)(3)

                          NOTICE OF GUARANTEED DELIVERY

                                       of
                             Shares of Common Stock
                                       of

                            TRI-COUNTY BANCORP, INC.

         This form or a facsimile of it must be used to accept the Offer, as defined below, if:

          (a) certificates for common stock, par value $0.10 per share (the 'shares"), of Tri-County Bancorp, Inc., a Wyoming corporation, are not immediately available or certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Date (as defined in "The Offer -- Number of Shares; Proration" in the Offer to Purchase, as defined below); or

          (b) Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer.

          This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary. See "The Offer -- Procedures for Tendering Shares" in the Offer to Purchase.




            To: AMERICAN SECURITIES TRANSFER & TRUST, INC. DEPOSITARY

                                                               <C.
By Mail:                     By Hand or Overnight Courier:      By Facsimile Transmission:
P.O. Box 1596                938 Quail Street                   (Eligible Institutions Only)
Denver, Colorado  80201      Suite 101                          (303) 234-5340
                             Lakewood, Colorado  80215




           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE
                SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A
                  FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE
                      DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to Tri-County Bancorp, Inc., at the price per Share indicated below, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase, dated October 23, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, _____________________ Shares pursuant to the guaranteed delivery procedure set forth in "The Offer - - Procedures for Tendering Shares" in the Offer to Purchase.

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                                    ODD LOTS

  To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially as of the close of business on October 15, 1998 and who will continue to own beneficiary as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one):


|_| was the beneficial owner as of the close of business on October 15, 1998 and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered; or

|_|   is a broker, dealer, commercial bank trust company or other nominee which:

           (a) is tendering, for beneficial owners, Shares with respect to which it is the registered holder ;and
           (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on October 15, 1998 and each such person would continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
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--------------------------------------------------------------------------------
                         PRICE (IN DOLLARS) PER SHARE AT
                         WHICH SHARES ARE BEING TENDERED

                      IF SHARES ARE BEING TENDERED AT MORE
                         THAN ONE PRICE, USE A SEPARATE
                 LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED.
                               (See Instruction 5)

                               CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                 NO BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED
                  HEREIN), THERE IS NO VALID TENDER OF SHARES.
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        |_|  $11.00          |_|  $12.00          |_|  $13.00      |_|  $14.00
        |_|^ $11.25          |_|^ $12.25          |_|^ $13.25
        |_|  $11.50          |_|  $12.50          |_|  $13.50
        |_|  $11.75          |_|  $12.75          |_|  $13.75

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Certificate Nos. (if available):

________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________

Name(s):
________________________________________________________________________________
________________________________________________________________________________
                                  (Please Print)
Address(es):
________________________________________________________________________________
________________________________________________________________________________
                                                              Zip Code
Area Code and Telephone
Number_____________________________________________________________________

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SIGN HERE

________________________________________________________________________________

________________________________________________________________________________


Dated: __________________, 1998

If Shares will be tendered by book-entry transfer, check box of applicable Book-Entry Facility:

|_|      The Depository Trust Company

|_|      Philadelphia Depository Trust Company

Account Number:

________________________________________________________________________________

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GUARANTEE

          The undersigned is (1) a member firm of a registered securities exchange; (2) a member of the National Association of Securities Dealers, Inc.; or (3) a commercial bank or trust company having an office, branch or agency in the United States, and represents that:

          (a) the above-named person(s) has a "net long position" in Shares or "equivalent securities" at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and

          (b)such tender of Shares complies with such Rule 14e-4;

and guarantees that the Depositary will receive certificates for the Shares tendered hereby in proper form for transfer, or Shares will be tendered pursuant to the procedure for book-entry transfer at The Depository Trust Company or Philadelphia Depository Trust Company, in any case, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal (or a manually signed facsimile of them), all within three over-the-counter trading days after the day the Depositary receives this Notice.


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Name of Firm:_________________________    Address:______________________________

                                          ______________________________________
______________________________________
              Authorized Signature

                                          ______________________________________
                                                       Zip Code

Name:  _______________________________
                   Please Print

                                         Area Code and
                                         Telephone Number:______________________

Title:  ______________________________   Dated:  _________________________, 1998

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                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.